LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS




	Know all by these presents, that the undersigned hereby constitutes and appoints each of Enoch Jen, any successor Chief Financial Officer of Gentex
Corporation (the "Corporation"), and Steve Dykman, any successor
Controller
of the Corporation, and any of their respective designates, signing singly, the undersigned's true and lawful attorney-in-fact to:


(1)	execute for
and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of the Corporation, Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities
Exchange Act of 1934 and the rules
thereunder;

(2)	do and perform
any and all acts for and on behalf of
the undersigned that may be
necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and


(3)	take any other
action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.


	The undersigned
hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact's substitute or substitute's, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing

attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Corporation assuming, any of the undersigned's responsibilities to comply with Section 16 or any other provision of the Securities Exchange Act of 1934.

	This Power of

Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS
WHEREOF, the undersigned
has caused this Power of Attorney to be executed as of this 12th day of November, 2002.

							  \s\   Garth Deur


Signature________________________________